UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

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QUINTILES TRANSNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4820 Emperor Blvd. Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2013, the Board of Directors (the “Board”) of Quintiles Transnational Holdings Inc. (the “Company”) elected Mr. Richard Relyea to the Board and appointed him as a member of the Board’s Compensation and Talent Development and Governance, Quality and Nominating Committees (the “Committees”), effective immediately. Mr. Relyea fills the Board and Committee vacancies that were created by the resignation of Mr. Denis Ribon.  The Company became aware of Mr. Ribon’s pending resignation on December 11, 2013 and his resignation was effective on December 16, 2013.  Mr. Ribon’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In accordance with the Shareholders Agreement dated as of January 22, 2008, as amended, among the Company and certain of its shareholders named therein (the “Shareholders Agreement”), certain affiliates of 3i Corporation (collectively with 3i Corporation, “3i”) have designated Mr. Relyea as the 3i Nominee as defined in the Shareholders Agreement.  Accordingly, Mr. Relyea’s election to the Board and appointment to the Committees are pursuant to the Shareholders Agreement.

In connection with his election to the Board, it is anticipated that Mr. Relyea will enter into the Company’s standard form of director indemnification agreement, a copy of which is filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A filed on April 19, 2013 and which is incorporated by reference herein.  Mr. Relyea is not entitled to receive any compensation from the Company in connection with his service as a director.

Mr. Relyea has been employed by 3i since 2007 in various positions, most recently as a director and member of the North American Private Equity team. Prior to the Company’s initial public offering, Mr. Relyea served as 3i’s observer to the Board.  He has been involved in 3i’s investments in Mold Masters (Canada), Quintiles (US) and Hilite (Germany). Before joining 3i, Mr. Relyea was a principal at Halyard Capital where he invested in companies in the media, business services and communications sectors.  Mr. Relyea holds a Bachelors of Arts degree in economics from Williams College.

3i is the beneficial owner of approximately 11.7% of the Company’s outstanding shares. Information regarding related person transactions involving the Company and 3i, including the Shareholders Agreement and the Registration Rights Agreement dated May 14, 2013 among the Company and certain of its shareholders has been previously disclosed under “Certain Relationships and Related Person Transactions” of the Company’s prospectus, dated May 8, 2013, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 9, 2013.

The Company issued a press release announcing the appointment of Mr. Relyea and the resignation of Mr. Ribon, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2013	QUINTILES TRANSNATIONAL HOLDINGS INC.

		By:	/s/ Kevin K. Gordon
Kevin K. Gordon
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release dated December 17, 2013